                                                                    EXHIBIT 10.9

THE SECURITY DESCRIBED IN THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.


                        8 % SUBORDINATED PROMISSORY NOTE

$445,000                                                            JUNE 6, 2003

         FOR VALUE RECEIVED, the undersigned, US DATAWORKS, INC. (the "MAKER"), hereby promises to pay to the order of La Jolla Cove Investors, Inc., a California corporation, the holder, or its assigns (the "NOTEHOLDER"), in lawful money of the United States of America, and in immediately payable funds, the principal sum of four hundred forty-five thousand dollars ($445,000). The outstanding principal balance together with any unpaid accrued interest thereon, shall be due and payable on November 30, 2004 (the "MATURITY DATE"). Payment of all amounts due hereunder shall be made at the address of the Noteholder provided herein. The Maker further promises to pay interest at the rate of eight percent (8%) PER ANNUM ("INTEREST") on the outstanding principal balance hereof. The Maker shall make an initial cash payment of thirty-five thousand dollars ($35,000) (the "INITIAL PAYMENT") within five (5) business days of the delivery of this subordinated promissory note (the "NOTE") and will make minimum quarterly payments of twenty thousand dollars ($20,000) on each of August 30, 2003, November 30, 2003, February 28, 2004, May 30, 2004 and August 30, 2004
(the "MINIMUM QUARTERLY PAYMENTS").

         This Note is being issued and delivered pursuant to that certain note and warrant agreement dated of even date herewith (the "NOTE AND WARRANT AGREEMENT") by and between Maker and Noteholder (and Charles E. Ramey, an individual ("RAMEY"), in the limited capacity relating expressly to an amended personal guaranty as described therein) and is subject to the terms and conditions of the Note and Warrant Agreement, which terms are herein incorporated by reference. Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Note and Warrant Agreement.

         This Note has not and will not be registered under the Securities Act of 1933, as amended (the "ACT") or applicable state securities laws, in reliance on the exemption from registration afforded by Regulation D promulgated under the Act. This Note may not be offered, sold, transferred or otherwise disposed of, unless such securities are registered under the Act, or an exemption from the registration requirements of the Act is available.

         Pursuant to Section 2.3 of the Note and Warrant Agreement, Ramey and the Noteholder have agreed to amend that certain continuing personal guaranty, dated March 29, 2002 (the "PERSONAL GUARANTY"), so as to guarantee the payment of this Note within the limitations as expressly set forth therein.

         1. REDEMPTION. The Maker may, at its option, at any time prior to the Maturity Date, redeem this Note, in whole or in part, at face value of the original principal amount, plus accrued and unpaid interest, if any (a "REDEMPTION AMOUNT"). Any partial redemption shall in no way release, discharge or affect the obligation of the Maker to continue to make any other payments due on the Note until this Note is paid in full.

         2. ALLOCATION OF PAYMENTS. Each payment received by La Jolla against this Note, including the Initial Payment, each of the Minimum Quarterly Payments, any Redemption Amount and the final payment upon the Maturity Date shall be applied in the following order: (i) first, to any outstanding costs or fees accrued under Section 10 herein, (ii) then, to the payment of accrued and unpaid Interest, and (iii) then, to the payment of the outstanding principal balance.

         3. SUBORDINATION. For purposes of this Note and specifically this
Section 3 hereof, the term "SUPERIOR BANK INDEBTEDNESS" shall be defined as follows:

         The principal of, and accrued and unpaid interest on (a) indebtedness of the Maker incurred in the ordinary course of business for money borrowed or in respect of letters of credit issued for its own account, to (i) any bank or trust company organized under the laws of the United States or any state or (ii) any savings and loan association; (b) obligations of the Maker incurred pursuant to agreements to factor the accounts receivable of the Maker; (c) purchase money obligations entered into in the ordinary course of business, evidenced by notes, lease-purchase agreements, purchase contracts or agreements, or similar instruments for the payment of which the Maker is responsible or liable, by guarantees or otherwise; (d) obligations of the Maker incurred in the ordinary course of business under any agreement to lease, or lease of, any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles, or any other agreement to lease, or lease of, any real or personal property for the benefit of the Maker which, by the terms thereof, are expressly designated as Superior Bank Indebtedness; and
(e) any modification, renewal, extension or refunding of any such indebtedness, guarantee or obligation; in every case, whether such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, was outstanding on the date of execution of this Note or thereafter created, incurred or assumed; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the Notes.

         The Maker agrees, and the Noteholder of the Note issued hereunder by its acceptance thereof likewise agrees, that the Note shall be issued subject to the provisions of this Section 3, each person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. This Note issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment or satisfaction to the prior payment of Superior Bank Indebtedness.

         Subject to the payment of Superior Bank Indebtedness as provided above and subject to applicable law, the rights of the Noteholder shall be appropriately subrogated to the rights of the holders of Superior Bank Indebtedness to receive payments or distributions of cash, property or securities of the Maker to the extent applicable to the Superior Bank Indebtedness until the principal of, and premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Superior Bank Indebtedness of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Section 2. It is understood that the provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of the Noteholder, on the one hand, and the holders of the Superior Bank Indebtedness, on the other hand.

         The subordination of this Note to Superior Bank Indebtedness will in no way limit or modify the Noteholder's rights under the amended Personal Guaranty as set forth in Section 2.3 of the Note and Warrant Agreement.

         4. TRANSFERABILITY. This Note shall be freely transferable by the Noteholder provided such transfer is in compliance with applicable federal and state securities laws.

         5. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

         (a) the non-payment of: (i) the Initial Payment within five (5) business days of the delivery of this Note, (ii) the Minimum Quarterly Payment on the date such payment is due and such failure continues for a period of ten
(10) days, or (iii) the final payment upon the Maturity Date and such failure continues for a period of ten (10) days;

         (b) the material breach of any representation or warranty, covenant or undertaking in this Note or the Note and Warrant Agreement and such default continues and remains uncured for ten (10) days after written notice of such default is received by Maker;

         (c) the commencement by the Maker of any voluntary proceeding under any bankruptcy, reorganization, insolvency, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Maker as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Maker for, acquiescence in, or consent by the Maker to, the appointment of any receiver or trustee for the Maker or for all or a substantial part of the property of the Maker; or the assignment by the Maker for the benefit of creditors; or the written admission of the Maker of its inability to pay its debts as they mature; or

         (d) the commencement against the Maker of any proceeding relating to the Maker under any bankruptcy, reorganization, insolvency, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Maker consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for sixty (60) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Maker or for all or a substantial part of the property of the Maker, which order, judgment or decree remains undismissed for sixty (60) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Maker.

         Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Maker (i) declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest thereon, immediately due and payable, and/or (ii) proceed against the Amended Personal Guaranty, as described in Section 2.3 of the Note and Warrant Agreement, without waiving any rights under the terms of this Note.

         6. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. The address of the Maker is:

                               US DATAWORKS, INC.
                               5301 HOLLISTER ROAD
                               HOUSTON, TEXAS 77040

Maker shall give written notice of any change of address to the Noteholder. The address of the Noteholder is as set forth on the signature page to this Note, and the Noteholder shall give written notice of any change of address to the Maker.

         7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Maker consents to the jurisdiction of any court of the State of California and of any federal court located in the State of California. The Maker waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Noteholder may elect, by certified mail directed to the Maker at the location provided for in
Section 6 hereof, or, in the alternative, in any other form or manner permitted by law.

         8. GOVERNING LAW. This Note shall be governed by and construed and interpreted in accordance with the laws of the state of California applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

         9. CONFORMITY WITH LAW. All agreements between the Noteholder and Maker are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Note or otherwise, shall the rate of interest hereunder exceed the maximum rate permissible under applicable law. If, from any circumstances whatsoever, the rate of interest resulting from the payment and/or accrual of any amount of interest hereunder, at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.

         10. ATTORNEYS FEES. In the event of any action by the Noteholder of this Note to enforce the terms hereof, the Maker shall be obligated to pay all of the Noteholder's reasonable attorneys' fees and costs in connection therewith.

         11. SEVERABILITY. Every provision hereof is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not effect the other provisions hereof, which shall remain binding and enforceable.

         12. WAIVER. Maker hereby waives presentment, demand, protest and notices of protest, demand, dishonor and nonpayment.

         13. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified only upon the written consent of the parties hereto.

         14. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         15. ASSIGNABILITY. Maker's obligations hereunder are nontransferable and nonassignable without the prior written consent of Noteholder.

         16. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. If any provision in this Note directly conflicts with any provision in the Note and Warrant Agreement, the provision in the Note and Warrant Agreement will control, unless the context clearly indicates the parties intended the other provision to control.

         17. COUNTERPARTS. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         18. LEGAL REPRESENTATION. Maker and Noteholder, respectively, agree and represent that each party has been represented by such party's legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's legal counsel prior to the execution of this Note.

         IN WITNESS WHEREOF, the Maker has signed and sealed this Note and delivered it in the state of California as of June __, 2003.

                                                     US DATAWORKS, INC.



                                                     /S/ CHARLES RAMEY
                                                     ---------------------------
                                                              Charles Ramey
                                                         Chief Executive Officer
NOTEHOLDER:

Name:         La Jolla Cove Investors, Inc.
Address:      7817 Herschel Avenue, Suite 200
              La Jolla, California 92037
              Telephone:  858-551-8703
              Facsimile:   858-551-0987